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                                                                     EXHIBIT 4.5

                         SECURITIES PURCHASE AGREEMENT

    SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated as of May 31, 1996 by and among ACCUMED INTERNATIONAL, INC., a Delaware corporation, with headquarters located at 920 N. Franklin Street, Chicago, Illinois 60610 (the "COMPANY"), and each of the purchasers set forth on the signature pages hereto (the "BUYERS").

    WHEREAS:

    A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "1933 ACT"), and Rule 506 under Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act;

    B. The Buyers desire to purchase and the Company desires to issue and sell, upon the terms and conditions stated in this Agreement, an aggregate of 130,000 shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") for an aggregate purchase price of $780,000; and

    C. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as EXHIBIT "A" (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws;

    NOW THEREFORE, the Company and the Buyers hereby agree as follows:

1.  PURCHASE AND SALE OF COMMON STOCK.

    a. PURCHASE OF COMMON STOCK. On the Closing Date (as defined herein), subject to the satisfaction (or waiver) of the conditions thereto set forth in
Section 6 and Section 7 below, the Company shall issue and sell to each Buyer and each Buyer shall purchase from the Company the number of shares of Common Stock set forth immediately below such Buyer's name on the signature page hereto (such shares being hereinafter collectively referred to as the "Shares") at a price per Share equal to $6.00.

    b. FORM OF PAYMENT. On the Closing Date, (i) each Buyer shall pay the purchase price for the Shares to be issued and sold to such Buyer (the "PURCHASE PRICE") by wire transfer to the Company, in accordance with the Company's written wiring instructions, against delivery of a duly executed certificate(s) representing such number of Shares and (ii) the Company shall deliver such certificate(s) against delivery of such Purchase Price. The Purchase Price payable by each Buyer is set forth immediately below such Buyer's name of the signature page hereto.

    c. CLOSING DATE. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Shares pursuant to this Agreement (the "CLOSING DATE") shall be 12:00 noon Eastern Standard Time on May 31, 1996 (subject to a two (2) business day grace period at either party's option), or, such other mutually agreed upon time. The closing shall occur on the Closing Date at the offices of Klehr, Harrison, Harvey, Branzburg & Ellers, 1401 Walnut Street, Philadelphia, Pennsylvania 19102.

2.  BUYERS' REPRESENTATIONS AND WARRANTIES

    Each Buyer, severally and not jointly, represents and warrants to the Company solely with respect to such Buyer that:

    a. INVESTMENT PURPOSE. The Buyer is purchasing the Shares for its own account, not as nominee or agent, for investment only and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered under the 1933 Act.

    b.   ACCREDITED INVESTOR STATUS.   The Buyer is  an "accredited investor" as
that term is defined in Rule 501(a) of Regulation D.
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    c.  RELIANCE ON EXEMPTIONS.  The Buyer understands that the Shares are being
offered  and  sold  to  it  in  reliance  upon  specific  exemptions  from   the
registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Shares.

    d. INFORMATION. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received what the Buyer believes to be satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Shares involves a high degree of risk.

    e.    GOVERNMENTAL REVIEW.    The Buyer  understands  that no  United States
federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

    f. TRANSFER OR RESALE. The Buyer understands that (i) except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be transferred unless (a) subsequently registered thereunder, or (b) the Buyer shall have delivered to the Company an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (c) sold pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule); (ii) any sale of such Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement).

    g. LEGENDS. The Buyer understands that the Shares, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Shares):

    "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act."

    The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Shares upon which it is stamped, if, unless otherwise required by state securities laws, (a) the sale of such Shares is registered under the 1933 Act, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, to the effect that a public sale or transfer of such Shares may be made without registration under the 1933 Act or (c) such holder provides the Company with reasonable assurances that such Shares can be sold pursuant to Rule 144 under the 1933 Act (or a successor rule thereto) without any

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restriction as to the number of Shares acquired as of a particular date that can then be immediately sold. The Buyer agrees to sell all Shares, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable securities law.

    h. AUTHORIZATION; ENFORCEMENT. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of the Buyer and are valid and binding agreements of the Buyer enforceable in accordance with their terms.

    i.    RESIDENCY.   The Buyer  is a  resident of  the jurisdiction  set forth
immediately below such Buyer's name on the signature page hereto.

3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

    The Company represents and warrants to each Buyer that:

    a. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any material adverse effect on the operations, properties, financial condition or prospects of the Company or on the transactions contemplated hereby. None of the Company's subsidiaries are engaged in any activities which are material to the operations of the Company and its subsidiaries taken as a whole.

    b. AUTHORIZATION; ENFORCEMENT. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Registration Rights Agreement and to issue the Shares in accordance with the terms hereof, (ii) the execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation the issuance of the Shares) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board or Directors, or its stockholders is required, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Registration Rights Agreement, such agreement will constitute, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

    c. CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of (i) 30,000,000 shares of Common Stock of which 18,913,234 shares are issued and outstanding, 2,057,418 shares are reserved for issuance pursuant to the Company's stock option plans and stock options, and 5,972,260 shares are reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of Common Stock; and
(ii) 5,000,000 shares of preferred stock, none of which are issued and outstanding. All of such outstanding shares of capital stock have been validly issued, fully paid and nonassessable. Except as disclosed in SCHEDULE 3(C), no shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or, to the Company's knowledge, any liens or encumbrances. Except as disclosed in SCHEDULE 3(C), as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act (except the Registration Rights Agreement). The Company has furnished to the Buyer true and correct copies of the

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Company's  Amended and Restated Certificate of Incorporation as in effect on the date hereof ("CERTIFICATE OF INCORPORATION") and the Company's By-laws, as in effect on the date hereof (the "BY-LAWS"). The Company shall provide the Buyer with a written update of this representation signed by the Company's Chief Executive or Chief Financial Officer on behalf of the Company as of the Closing Date.

    d. ISSUANCE OF SHARES. The Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement shall be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company.

    e. NO CONFLICTS. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Shares), will not (i) result in a violation of the Certificate of Incorporation or By-laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). The Company is not in violation of its Certificate of Incorporation or By-laws and is not in default (and no event has occurred which with notice or lapse of time of both would put the Company in default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its subsidiaries are not being conducted, and shall not be conducted so long as a Buyer owns any of the Shares, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations which either singly or in the aggregate do not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the Registration Rights Agreement in accordance with the terms hereof.

    f. SEC DOCUMENTS, FINANCIAL STATEMENTS. Since December 31, 1994, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the "SEC DOCUMENTS"). The Company has delivered to each Buyer true and complete copies of the SEC Documents, except for such exhibits, schedules and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise

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indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 1995 and
(ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company. The Company has not provided to any Buyer or its representatives any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed.

    g. ABSENCE OF CERTAIN CHANGES. Since December 31, 1995 there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Company.

    h. ABSENCE OF LITIGATION. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's subsidiaries.

    i. DISCLOSURE. All information relating to or concerning the Company set forth in this Agreement and provided to the Buyers pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to Company or its subsidiaries or the respective business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

    j. ACKNOWLEDGMENT REGARDING BUYERS' PURCHASE OF THE SHARES. The Company acknowledges and agrees that the Buyers are acting solely in the capacity of arm's length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Buyers' purchase of the Shares. The Company further represents to each Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

    k. NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration of the issuance of the Shares to the Buyers under the 1933 Act.

    l. NO BROKERS. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by any Buyer relating to this Agreement or the transactions contemplated hereby, except for dealings with Commonwealth Associates, whose commissions and fees will be paid for by the Company.

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4.  COVENANTS.

    a.   BEST EFFORTS.   The  parties shall  use their  best efforts  timely  to
satisfy each of the conditions described in Section 6 and 7 of this Agreement.

    b. FORM D; BLUE SKY LAWS. The Company agrees to file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Shares for, or obtain exemption for the Shares for, sale to the Buyers at the closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States, and shall provide evidence of any such action so taken to each Buyer on or prior to the Closing Date.

    c. REPORTING STATUS. So long as any Buyer beneficially owns any of the Shares, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

    d. USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Shares for the Company's internal working capital purposes. The Company shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person.

    e. ADDITIONAL EQUITY CAPITAL; RIGHT OF FIRST REFUSAL. The Company agrees that during the period beginning on the date hereof and ending on the first anniversary of the Closing Date the Company will not conduct any equity offering, including without limitation a debt offering with an equity component ("FUTURE OFFERING") unless it shall have first delivered to each Buyer, at least ten (10) business days prior to the closing of such Future Offering, written notice describing the proposed Future Offering, including the terms and conditions thereof, and providing each Buyer an option during such ten (10) day period to purchase its Pro Rata Percentage (as defined below), as of the date of such written notice of the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering (the limitation referred to in this sentence is referred to as the "CAPITAL RAISING LIMITATION"). For purposes of this Section 4(e), "PRO RATA PERCENTAGE" at any time with respect to any Buyer shall mean the percentage obtained by dividing (x) the aggregate number of Shares purchased by such Buyer hereunder, by (y) 170,000. The Capital Raising Limitation shall not apply to any transaction involving the Company's commercial banking arrangements or issuances of securities in connection with a merger, consolidation or sale of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company or exercise of options by employees, consultants or directors. The Capital Raising Limitation also shall not apply to
(i) the issuance of securities pursuant to an underwritten public offering or upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof, (ii) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan for the benefit of the Company's employees, directors or consultants, (iii) the issuance of up to 750,000 shares of Common Stock through American Equity Overseas U.K. Ltd. pursuant to currently existing contractual arrangements or (iv) the issuance of up to $8 million of Common Stock through Tucker Anthony/Vector Securities pursuant to currently existing contractual arrangements.

    f. EXPENSES. Except as otherwise provided in Section 5 of the Registration Rights Agreement, each party hereto shall be responsible for the payment of its own expenses incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other agreements to be executed in connection herewith; except that the Company shall reimburse the Buyers for reasonable legal fees incurred in connection with the transaction contemplated hereby, up to a maximum of $10,000.

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    g.  FINANCIAL INFORMATION.  The Company agrees to send the following reports to  each Buyer until such Buyer transfers,  assigns, or sells all of the Shares:
(i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K; and (ii) within one (1) day after release, copies of all press releases issued by the Company or any of its subsidiaries.

    h. LISTING. The Company shall promptly secure the listing of the Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Shares.

5.  TRANSFER AGENT INSTRUCTIONS.

    Prior to registration of the Shares under the 1933 Act, all certificates representing the Shares shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than such instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof prior to registration of the Shares under the 1933 Act, will be given by the Company to its transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way the Buyers' obligations and agreement set forth in Section 2(g) hereof to comply with all applicable securities laws upon resale of the Shares. If a Buyer provides the Company with an opinion of counsel, reasonably satisfactory to the Company in form, substance and scope, that registration of a resale by such Buyer of any of the Shares is not required under the 1933 Act, the Company shall permit the transfer and promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer.

6.  CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

    The obligation of the Company hereunder to issue and sell the Shares to each of the Buyers at the closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

    (i) The Buyers shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to the Company.

    (ii)  The Buyers shall have delivered  the Purchase Price in accordance with
Section 1(b) above.

   (iii) The representations and warranties of the Buyers shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyers at or prior to the Closing Date.

   (iv) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7.  CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

    The obligation of each Buyer hereunder to purchase the Shares at the closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for such Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

    (i) The Company shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to the Buyers.

    (ii) The Company shall have delivered duly executed certificates (in such denominations as such Buyer shall request) representing the Shares being so purchased to such Buyer in accordance with Section 1(b) above.

   (iii) The Common Stock shall be authorized for quotation on the NASDAQ Small Cap System ("NASDAQ Small Cap"), and trading in the Common Stock (or on NASDAQ Small Cap generally) shall not have been suspended by the SEC or NASDAQ Small Cap.

   (iv) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the date of the closing as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the date of the closing. The Buyers shall have received a certificate, executed by the chief executive officer of the Company, dated as of the date of the closing, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyers.

    (v) The Buyers shall have received an opinion of the Company's counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Buyers and in substantially the same form as EXHIBIT "B" attached hereto.

   (vi) The Buyers shall  have received the  officer's certificate described  in
Section 3(c) above, dated as of the Closing Date.

8.  GOVERNING LAW; MISCELLANEOUS.

    a. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of the United States Federal Courts located in New York County in the State of New York with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

    b. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

    c.   HEADINGS.   The  headings  of this  Agreement  are for  convenience  of reference and shall not form part of, or affect the interpretation of, this Agreement.

    d. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

    e. ENTIRE AGREEMENT; AMENDMENTS; AUTHORITY TO ACT FOR BUYERS. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyers make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement. Kingdon Capital Management Corp. shall have exclusive authority to act on behalf of the Buyers with respect to the matters contemplated by this Agreement and any such action shall be binding upon the Buyers.

    f. NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier, in each case addressed to a party. The addresses for such communications shall be:

    If to the Company:

    International, Inc.
    920 N. Franklin Street
    Chicago, Illinois 60610
    Attention: Peter Gombrick, CEO

    With copy to:

    Jack Halperin, Esq.
    711 Third Avenue
    Suite 1505
    New York, New York 10017

    If to the Buyers:

    c/o Kingdon Capital Management Corp.
    152 West 57th Street
    New York, New York 10019
    Attention: Dr. David Present

    With copy to:

    Klehr, Harrison, Harvey, Branzburg & Ellers
    1401 Walnut Street
    Philadelphia, PA 19102
    Telecopy: (215) 568-6603
    Attention: Wayne D. Bloch, Esq.

    Each party shall provide notice to the other party of any change in address.

    g. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

    h. THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

    i. SURVIVAL. The representations and warranties of the Company and the agreements and covenants set forth in Sections 3, 4, 5 and 8 shall survive the closing notwithstanding any due diligence investigation conducted by or on behalf of the Buyers. The Company agrees to indemnify and hold harmless each of the Buyers for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations set forth in Section 3 hereof, including advancement of expenses as they are incurred.

    j. PUBLICITY. The Company and the Buyers, shall have the right to approve before issuance any press releases, SEC or NASD filings, or any other public statements with respect to the transactions contemplated hereby; PROVIDED, HOWEVER, that the Company shall be entitled, without the prior approval of the Buyers, to make any press release or SEC or NASD filings with respect to such transactions as is required by applicable law and regulations (although the Buyers shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof).

    k.   FURTHER ASSURANCES.   Each party shall  do and perform,  or cause to be
done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the undersigned Buyers and the Company have caused this Agreement to be duly executed as of the date first above written.

                                          ACCUMED INTERNATIONAL, INC.

                                          By:        /s/ Peter P. Gombrich

                                          --------------------------------------
                                          Name:         Peter P. Gombrich

                                          --------------------------------------
                                          Its:      Chief Executive Officer

                                          --------------------------------------

                                          "BUYERS"

                                          KINGDON ASSOCIATES, L.P.

                                          By:  Kingdon Capital Management Corp.,
                                               its general partner

                                          By:
                                          --------------------------------------
                                          Name: Mark Kingdon
                                          Title: President

    RESIDENCE: New York

    Subscription Amount:

    Number of Shares:                                                 26,000

    Purchase Price:                                                 $156,000

                      [Signatures Continued on Next Page]

                     [Signatures Continued From Prior Page]

                                          KINGDON PARTNERS, L.P.

                                          By:  Kingdon Capital Management Corp.,
                                               its general partner

                                          By:          /s/ Mark Kingdon

                                          --------------------------------------
                                          Name: Mark Kingdon
                                          Title: President

    RESIDENCE: New York

    Subscription Amount:

    Number of Shares:                                                 26,000

    Purchase Price:                                                 $156,000

                      [Signatures Continued on Next Page]

                     [Signatures Continued From Prior Page]

                                          M. KINGDON OFFSHORE NV

                                          By:  Kingdon Capital Management Corp.,
                                               its investment advisor

                                          By:          /s/ Mark Kingdon

                                          --------------------------------------
                                          Name: Mark Kingdon
                                          Title: President

    RESIDENCE: Cayman Islands

    Subscription Amount:

    Number of Shares:                                                 78,000

    Purchase Price:                                                 $468,000

                                                                   SCHEDULE 3(C)

                          ACCUMED INTERNATIONAL, INC.
                           STOCK IN THE CURRENT FLOAT

1/1/96 UNRESTRICTED, S-3 OR TWO-YEAR 144 STOCK.........................   6,620,102
MAY 95 PRIVATE PLACEMENT, S-3 REGISTERED BY 6/30/96....................   3,013,473
AUGUST 1995 PRIVATE PLACEMENT, REGISTERED BY 6/30/96...................   3,000,000
COMMONWEALTH MERGER, REGISTERED BY 6/30/96.............................     444,444
10% OF MERGER STOCK....................................................     487,236
                                                                         ----------
    EXPECTED FLOAT IN JULY 1996........................................  13,565,255
90% PERFORMANCE SHARES FROM MERGER, 3/24/96............................     846,859
90% OF MERGER STOCK TRADABLE IN 18 MONTHS..............................   3,444,165
PERFORMANCE SHARES FROM MERGER, 3/97...................................     940,955
SHARES HELD IN ESCROW..................................................     116,000
                                                                         ----------
TOTAL COMMON SHARES OUTSTANDING, 2/15/96...............................  18,913,234

                   ACCUMED STOCK OPTION SUMMARY AS OF 5/25/96



                                                                                                       AVAILABLE
PLAN                         AVAILABLE   EXERCISED  CANCELLED     ISSUED     OUTSTANDING    VESTED     TO ISSUE
- --------------------------  -----------  ---------  ----------  -----------  -----------  -----------  ---------
1990 plan.................      177,324     (7,116)    (80,725)     177,324       89,483       89,483     80,725
1992 plan.................      505,000    (13,118)   (100,740)     505,293      391,435      391,435    100,447
1995 plan.................    1,500,000          0           0    1,495,500    1,495,500      464,288      4,500
Outside Plans.............      N/A                          0       80,000       80,000       80,000          0
                            -----------  ---------  ----------  -----------  -----------  -----------  ---------
    Total.................    2,182,324    (20,234)   (181,465)   2,258,117    2,056,418    1,025,206    185,672

                            ACCUMED WARRANTY SUMMARY

                      PRIVATE WARRANTS                           PRICE     ISSUE DATE    EXP. DATE    REMAINING
- -------------------------------------------------------------  ---------  ------------  -----------  ------------
 Commonwealth & Designees....................................  $    0.25     12/31/94     12/31/99       400,000
  Commonwealth & Designees...................................      0.625       5/9/95       5/9/00       264,840
  Commonwealth & Designees...................................      0.625      8/22/95      8/22/00       300,000

  Amer. Secur/Amer. Equities Overseas, Inc...................  $    0.25         8/95       8/1/00        91,000
  G&G Dispensing.............................................  $    5.00      3/29/94     12/31/99       175,000
  Amer. Secur/Amer. Equities Overseas, Inc...................  $    5.00      4/30/90      4/30/00        25,275
  Phil Thomas................................................  $    0.82       8/1/95                    101,914
  Phil Thomas................................................  $    1.64       8/1/95                    101,913
  Phil Thomas................................................  $    2.47       8/1/95                    101,913
  Leonard Schiller...........................................  $    1.13     12/29/95     12/29/00        75,000
  Commonwealth & Designees...................................  $    1.25     12/29/95     12/29/00       650,000
  American Equities..........................................  $    1.25     12/29/95     12/29/00        91,000
  Leslie Hannafey............................................  $   2.125     12/29/95     10/31/97        37,929
  Steve Warner...............................................  $   2.125     12/29/95     10/31/97        37,929
  Keith Rosenblum............................................  $   2.125     12/29/95     10/31/97        12,542
  Broadmark Capital Corporation..............................  $   2.125     12/29/95     10/31/97        15,600
  Robert Priddy..............................................  $   1.250      1/25/96      1/25/01       100,000
  RADCO Investors............................................  $   3.420      3/14/96      3/14/99       220,000
  RADCO Investors............................................  $   3.870      3/14/96      3/14/99       467,500
                                                                                                     ------------
  Total Private Warrants.....................................                                          3,269,355
Public Warrants..............................................  $    5.00                  10/15/97     2,702,905
TOTAL WARRANTS...............................................                                          5,972,260